SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON  D.C.  20549

                           FORM 8 - K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

              SECURITIES AND EXCHANGE ACT OF 1934

   Date of Report (Date of Earliest Event Reported):  July 31, 1996
                                                      -------------

                    BT Financial Corporation
                    ------------------------

        (Exact Name of Registrant as Specified in its Charter)

     Pennsylvania                  0-12377        25-1441348
     ------------                  -------        ----------

(State or other juristiction of   (Commission      (I.R.S. Employer
incorporation or organization    File Number)   Identification No.)

          551 Main Street, Johnstown, Pennsylvania  15901
          -----------------------------------------------

              (Address of Principal Executive Offices)
                            (Zip Code)

                          (814) 532-3801
                          --------------

       (Registrant's Telephone Number, including Area Code)











Item 5    Other Events
          ------------


On June 25, 1996, BT Financial Corporation ("BT") completed a merger with Moxham Bank Corporation ("Moxham") whereby Moxham was merged directly into BT. Approximately 1.1 million shares of BT common stock were exchanged for all of the outstanding preferred and common stock of Moxham. The transaction was accounted for as a pooling of interests.

One of the required criteria for pooling of interests accounting is that the parties to the business combination must share mutually in the combined risks and rights of the transaction. In order to satisfy this risk sharing criteria of pooling of interests accounting, Securities and Exchange Commission Accounting Series Release 135 provides that the risk sharing will have occurred if no affiliate of either party to the merger transaction sells or otherwise disposes of any common stock received in the transaction until such time as financial results covering at least 30 days of post-merger combined operations have been published.

In order to satisfy the risk sharing criteria, and thereby allow affiliates of either party to the transaction to sell or otherwise dispose of BT common stock acquired in the merger (in compliance with Securities and Exchange Commission Rules 145 and 144 regarding resales of common stock acquired in a business combination) the combined condensed results of operations of BT are presented as follows for the one month and seven month periods ended July 31, 1996:

(Dollars in                    One Month Ended        Seven Months Ended
thousands,                       July 31, 1996             July 31, 1996
except share data)           -------------------------------------------------

Net Interest Income                    $ 5,427                  $ 36,589
Total Other Income                         857                     6,314
Total Other Expenses                     4,076                    29,735 (1)
Net Income                               1,367                     8,110

Earnings Per Share
 Primary:
 Net income per share                  $   .26                   $  1.63
 Weighted average shares
  outstanding                        5,165,650                 4,927,841

 Fully Diluted:
 Net Income per share                  $   .26                   $  1.62
 Weighted average shares
  outstanding                        5,165,650                 5,001,424

             (1) Includes nonrecurring reorganization costs of
                 approximately $1.3 million related to the Moxham merger.


In the opinion of the management of BT, the unaudited results for the one month and seven month periods ended July 31, 1996 include all normal, recurring adjustments necessary to present fairly the results of operations for the one month and seven month periods. The results are not necessarily indicative of the results for the entire year.




                              SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 13, 1996                    By:/s/ John H. Anderson
        ---------------                       --------------------
                                                  John H. Anderson,
                                                  Chairman and Chief
                                                  Executive Officer